As filed with the Securities and Exchange Commission on December 30, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cox Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2112281 (I.R.S. Employer Identification No.)

1400 Lake Hearn Drive, NE Atlanta, Georgia (Address of Principal Executive Offices)	30319 (Zip Code)

COX COMMUNICATIONS, INC.
SAVINGS PLUS RESTORATION PLAN
(Full title of plan)

John M. Dyer
Senior Vice President and
Chief Financial Officer
Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319
(404) 843-5000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Please address a copy of all communications to:
Thomas D. Twedt
Dow, Lohnes & Albertson, PLLC
1200 New Hampshire Avenue, NW
Washington, D.C. 20036
(202) 776-2000

DEREGISTRATION OF SECURITIES
Cox Communications, Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on December 29, 1995, a registration statement on Form S-8 (Registration No. 33-80993) (the “Registration Statement”), to which this Post-Effective Amendment No. 1 relates, for the purpose of registering Deferred Compensation Obligations of the Registrant which were originally registered for issuance under the Cox Communications, Inc. Savings Plus Restoration Plan.
The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all unissued Deferred Compensation Obligations registered pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 30th day of December, 2005.

COX COMMUNICATIONS, INC.
By:	/s/ James O. Robbins
James O. Robbins
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons on behalf of Cox Communications, Inc. and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ James C. Kennedy James C. Kennedy	Chairman of the Board of Directors	December 30, 2005

/s/ James O. Robbins James O. Robbins	President and Chief Executive Officer (Principal Executive Officer)	December 30, 2005

/s/ John M. Dyer John M. Dyer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 30, 2005

/s/ William J. Fitzsimmons William J. Fitzsimmons	Vice President of Accounting and Financial Planning (Principal Accounting Officer)	December 12, 2005

/s/ G. Dennis Berry G. Dennis Berry	Director	December 30, 2005

/s/ Janet M. Clarke Janet M. Clarke	Director	December 30, 2005

/s/ Robert C. O’Leary Robert C. O’Leary	Director	December 30, 2005

/s/ Rodney W. Schrock Rodney W. Schrock	Director	December 30, 2005